Exhibit 23.2

Consent of Independent Registered
Public Accounting Firm

The Board of Directors
Shenandoah Telecommunications Company:

We consent to the incorporation by reference in the registration statements (No. 333-74297) on Form S-3D and (No. 333-196990) on Form S-8 of our report dated February 28, 2022, with respect to the consolidated financial statements and financial statement schedule II — Valuation and Qualifying Accounts of Shenandoah Telecommunications Company, which report appears in the December 31, 2022 annual report on Form 10-K of Shenandoah Telecommunications Company.

/s/ KPMG LLP

McLean, VA
February 22, 2023